                             AMENDMENT NUMBER ONE TO
                           LOAN AND SECURITY AGREEMENT

    THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT, dated as of January 7, 2000 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of December 31, 1999 (as amended from time to time, the "Loan Agreement"), by and between GREAT LAKES AVIATION, LTD., an Iowa corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                 R E C I T A L S

    WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

    NOW, THEREFORE, the parties hereto agree as follows:

                                A M E N D M E N T

    SECTION 1. AMENDMENT TO SECTION 2.1 OF THE AGREEMENT. The second sentence of
Section 2.1 of the Loan Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following sentence:

    "In addition, Coast may create reserves against the Loans which otherwise would be available under this Agreement including, without limitation, creating reserves for: (a) accounts payable which have become past due pursuant to Sections 5.1 and 6.20; (b) a Two Hundred Thousand Dollar ($200,000) reserve for prospective payments due to Raytheon under the Term Out as described in Section 5.23 hereof (the "Term Out Reserve"), with such Term Out Reserve to be released at Coast's sole and absolute discretion; and (c) offsets/contras which are deducted from the proceeds of Receivables collected on behalf of Borrower by the ACH (the "ACH Contras"). The ACH Contras arise from and are paid to other airline carriers/vendors who provide goods and/or services to Borrower. The reserve for the ACH Contras will be established in an amount and through means acceptable to Coast in its sole and absolute discretion.

    All other provisions of Section 2.1 remain unchanged.

    SECTION 2. AMENDMENT TO SECTION 3.1 OF THE SCHEDULE. Section 3.1 of the Schedule to the Loan Agreement regarding the "Minimum Interest" is hereby amended by deleting such Section in its entirety and replacing it with the following:

    "An amount equal to the interest that would have accrued had the daily aggregate outstanding balance of all Loans been equal to thirty-five percent (35%) of the Maximum Dollar Amount."



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    Section 3. AMENDMENT TO SECTION 5.2 OF THE SCHEDULE. Section 5.2 of the
Schedule to the Loan Agreement regarding the "Minimum Availability" is hereby amended by deleting such Section in its entirety and replacing it with the following:

    "Eight Hundred Thousand Dollars ($800,000)."

    Section 4. AMENDMENT TO SECTION 8.1 OF THE SCHEDULE. Section 8.1 of the Schedule to the Loan Agreement is hereby amended to add the following "Ongoing Minimum Availability" requirement, which was previously deleted from the Loan Agreement in error:

    "3) Subsequent to the Closing Date, Borrower shall at all times have Minimum Availability of Three Hundred Thousand Dollars ($300,000)."

    Section 5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of an executed copy of this Amendment executed by Borrower.

    Section 6. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

    Section 7. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.






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    Section 8. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                    BORROWER:

                                    GREAT LAKES AVIATION, LTD.,
                                    an Iowa corporation

                                    By  /s/   Thomas J. Ahmann CFO
                                      ----------------------------
                                       President or Vice President

                                    By  /s/   Richard Hanson
                                      ----------------------------
                                       Secretary or Ass't Secretary

                                    COAST:

                                    COAST BUSINESS CREDIT,
                                    a division of Southern Pacific Bank

                                    By   /s/   John C. Steinner
                                      -----------------------------
                                    Title     VP
                                         --------------------------


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